                                                                   Exhibit 12.1


Calculation of Earnings to Fixed Charges
[$ in thousands]


                                                                            Pre-Confirmation
                                                 ------------------------------------------------------------------------------
                                                                                           Three Months   Nine Months    Quarter
                                                        Years Ended December 31,              Ended          Ended        Ended
                                                 ----------------------------------------   March 31,     December 31,   March 31,
                                                 1993         1994     1995        1996       1996            1996         1997
                                                 --------   --------   --------  --------  -----------   ------------   --------
Earnings:
     Pre-tax income.........................     (62,757)      516      9,836    (20,042)     7,215        (27,257)       11,859
     Add: interest expense..................       9,434     4,815      4,851      3,043      1,335          1,708         1,706
     Add: 1/3 rental expense................         270       271        272        289         72            217           170
                                                 --------   --------   --------  --------  -----------   ------------   --------
     Adjusted earnings......................     (53,053)    5,602     14,959    (16,710)     8,622        (25,332)       13,735
                                                 --------   --------   --------  --------  -----------   ------------   --------
Fixed charges:
     Interest:
     interest expense.......................       9,434     4,815      4,851      3,043      1,335          1,708         1,706
     Contractual interest (1)...............       2,600     8,300      9,200      8,600      2,150          6,450         2,136
     1/3 rental expense.....................         270       271        272        289         72            217           170
                                                 --------   --------   --------  --------  -----------   ------------   --------
     Total fixed charges....................      12,304    13,386     14,323     11,932      3,557          8,375         4,012
                                                 --------   --------   --------  --------  -----------   ------------   --------

Ratio of earnings to fixed charges..........          NM        NM        1.0x        NM        2.4x                         3.4x
                                                 --------   --------   --------  --------  -----------   ------------   --------
                                                 --------   --------   --------  --------  -----------   ------------   --------
Deficiency of earnings to fixed charge......       65,357    7,784                28,642                    33,707
                                                 --------   --------   --------  --------  -----------   ------------   --------
                                                 --------   --------   --------  --------  -----------   ------------   --------


                                                       Post-Confirmation
                                                  ---------------------------
                                                   Three Quarters   Quarter
                                                        Ended        Ended
                                                     January 31,    April 30,
                                                        1998          1998
                                                  --------------   ---------

Earnings:                                             19,523        12,867
     Pre-tax income.........................           8,270         2,900
     Add: interest expense..................             596           199
     Add: 1/3 rental expense................      --------------   ---------
                                                      28,389        15,966
     Adjusted earnings......................      --------------   ---------

Fixed charges:
     Interest:                                         8,270         2,900
     interest expense.......................              --            --
     Contractual interest (1)...............             596           199
     1/3 rental expense.....................      --------------   ---------
                                                       8,866         3,099
     Total fixed charges....................      --------------   ---------

                                                         3.2x           5.2x
Ratio of earnings to fixed charges..........      --------------   ---------
                                                  --------------   ---------

Deficiency of earnings to fixed charge......      --------------   ---------
                                                  --------------   ---------


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(1) Contractual interest relates to interest on prepetition debt that was not accrued while the Company was in Chapter 11 proceedings.